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                                                                   Exhibit 10.28

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                               Daou Systems, Inc.

                      NON-STATUTORY STOCK OPTION AGREEMENT
                                   (Director)

     This Non-Statutory Stock Option Agreement is made and entered as of ____________, 2002. This option is being issued outside of the 1996 Stock Option Plan (the "Plan") of Daou Systems, Inc., a Delaware corporation (the "Corporation"), however, any terms not defined in this Agreement will have the meanings ascribed to such terms in the Plan. The Committee administering the Plan has selected _______________ (the "Optionee") to receive the following grant of a non-statutory stock option ("Stock Option") to purchase shares of the common stock of the Corporation on the terms and conditions set forth below to which Optionee accepts and agrees:

1.   Stock Options Granted:

Number of Shares Subject to Option                                       ______
Date of Grant                                                 November __, 2002
Vesting Commencement Date                                     November __, 2002
Exercise Price Per Share                                                   $___
Expiration Date                                               November __, 2009

2. The Stock Option is granted to purchase up to the number of shares of authorized but unissued common stock of the Corporation specified in Section 1 (the "Shares"). The Stock Option will expire, and all rights to exercise it will terminate on the earliest of: (a) the date provided below in Sections 5 and 6, and (b) the Expiration Date. The number of shares subject to the Stock Option granted pursuant to this Agreement will be adjusted as provided in the Plan. This Stock Option is intended by the Corporation and the Optionee to be a Non-statutory Stock Option and does not qualify for any special tax benefits to the Optionee.

3. Except as otherwise set forth herein, the Stock Option will be exercisable in all respects in accordance with the terms of the Plan as they relate to Non-Statutory Stock Options that are incorporated by this reference. Optionee acknowledges having received and read a copy of the Plan.

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4.   Optionee will have the right to exercise the Stock Option in accordance with the following schedule:

     (a) Optionee may exercise the Stock Option as to 1/36 of the Shares on each monthly anniversary of the Vesting Commencement Date.

     (b) The right to exercise the Stock Option will be cumulative. Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the Stock Option, but in no case may Optionee exercise the Stock Option with regard to a fraction of a share, or for any share for which the Stock Option is not exercisable.

     (c) If at any time on or after the end of the first full year following the Vesting Commencement Date a change in control (as defined in the following sentence) occurs, then Optionee may exercise the Stock Option as to one hundred percent (100%) of the Shares which are not otherwise vested on the date of the change in control. For purposes of this Section 4, "change in control" means that:

         (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation; or

         (ii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Corporation ("Transaction"), in each case, with respect to which the stockholders of the Corporation immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Corporation or other corporation resulting from such Transaction; or

         (iii) all or substantially all of the assets of the Corporation are sold, liquidated or distributed.

5. The Stock Option will lapse and becomes unexercisable in full on the earliest of the following events:

     (a) the first anniversary of the Optionee's death, as provided below in
Section 6;

     (b) the first anniversary of the date on which Optionee ceases to be a director of the Corporation (a "Director") due to total and permanent disability, as provided in Section 6 below;

     (c) the date otherwise provided below in Section 6, unless the Committee otherwise extends such period before the applicable expiration date;

     (d) the date provided in Section 9 of the Plan for a transaction described in such Section; or

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     (e) the date the Optionee files or has filed against him a petition in bankruptcy.

6.   Exercise of Stock Options

     (a) If Optionee ceases to be a Director for any reason other than his death or disability, the Optionee will have the right, subject to the other provisions of this Agreement, to exercise the Stock Option for the term of the Option but only to the extent that on the date Optionee ceases to be a Director the Optionee's right to exercise such Option had vested, and at the end of such period the Stock Option will expire, and all rights to exercise it will terminate.

     (b) If Optionee dies while a Director, or after ceasing to be an Director but during the period while he could have exercised a Stock Option under the preceding sub-Sections (a), the Option granted to the Optionee may be exercised, to the extent it has vested at the time of death and subject to the Plan, at any time within twelve (12) months after the Optionee's death, by the executors or administrators of his estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Stock Option.

     (c) If Optionee ceases to be a Director due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Stock Option may be exercised to the extent it has vested at the time of cessation and, subject to the Plan, at any time within twelve (12) months after Optionee ceases to be a Director, but not beyond the otherwise applicable term of the Stock Option.

7. The Optionee agrees to comply with all laws, rules, and regulations applicable to the grant and exercise of the Stock Option and the sale or other disposition of the common stock of the Corporation received pursuant to the exercise of such Stock Option.

8. The Corporation will not be under any obligation to issue any Shares upon the exercise of this Stock Option unless and until the Corporation has determined that:

     (a) it and Optionee have taken all actions required to register such Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

     (b) any applicable listing requirement of any stock exchange on which such Shares are listed has been satisfied; and

     (c) all other applicable provisions of state and federal law have been satisfied.

9. Optionee acknowledges that the tax effect of the exercise of this Stock Option and the sale of the underlying Shares is complicated, that Optionee has consulted with his own professional advisor which respect to all tax matters relating to this Stock Option and the exercise and sale of the Shares and has not relied on any assurances or representations of the Corporation as to such matters.

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       IN WITNESS WHEREOF, each of the parties hereto has executed this Stock
Option Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.

OPTIONEE                              DAOU SYSTEMS, INC.,
                                      a Delaware corporation


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                                      By:
                                      Its:

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